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                                                                    Exhibit 99.1

                                   PROXY CARD

                               Globix Corporation
                                139 Centre Street
                            New York, New York 10013
                              Phone: (212) 334-8500

                       Solicited by the Board of Directors
                     for the Special Meeting of Stockholders

         The undersigned stockholder of Globix Corporation ("Globix") hereby appoints [____________ and __________, or either of them,] as proxies and attorneys-in-fact of the undersigned, with full power of substitution, to vote, as indicated herein, all shares of common stock of Globix held of record by the undersigned at the close of business on September 27, 2004 at the special meeting of the stockholders of Globix to be held at the offices of Globix at 139 Centre Street, New York, New York 10013 at 10:00 a.m., local time, on [______], [_________], 2004, and at any and all adjournments or postponements thereof, with all the powers the undersigned would possess if then and there personally present and especially (but without limiting the general authorization and power hereby given) to vote in respect to all matters which may properly come before the meeting in accordance with and as more fully described in the Notice of Special Meeting of Stockholders and Joint Proxy Statement for the meeting, receipt of which is acknowledged.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSALS 1 AND 2.

PLEASE MARK, DATE, SIGN, AND RETURN THIS PROXY CARD PROMPTLY, USING THE ENCLOSED POSTAGE PAID ENVELOPE.

Dear Stockholder:

Please take note of the important information enclosed with this Proxy. Your vote counts, and you are strongly encouraged to exercise your right to vote your shares.

Please mark the boxes on the proxy card to indicate how your shares will be voted. Then sign the card, detach it and return it using the enclosed envelope. Thank you for your prompt consideration of these matters.

Sincerely,
Globix Corporation


                                   DETACH HERE

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PLEASE MARK BOXES |v| OR |X| IN BLUE OR BLACK INK.

The Board of Directors Recommends a Vote FOR:


1. Proposal to issue shares of common stock with a par value of $0.01 per share in connection with the merger.
         For |_|            Against |_|          Abstain |_|


2. Proposal to grant discretionary authority to adjourn or postpone the Globix special meeting to solicit additional votes to approve the matter considered at the Globix special meeting, if necessary.
         For |_|            Against |_|          Abstain |_|


In their discretion, the Proxies are authorized to consider and act upon any other matter that may properly come before the special meeting or any adjournment or postponement of the special meeting.

Mark here for address change and notification. |_|

         SIGNATURE(S) should be exactly as name or names appear on this Proxy Card. Joint owners should each sign. If acting as attorney, executor, trustee or other representative capacity, sign name and title. If signing for a corporation, please sign in full corporate name by a duly authorized officer.

Signature ________________________  Date ___________

Signature ________________________  Date ___________